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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8 No. 333-____) pertaining to the 2003 Incentive Plan and 2003 Directors' Stock Option Plan of First National Bankshares of Florida, Inc. and to the incorporation by reference therein of our report dated October 16, 2003 with respect to the consolidated financial statements and schedules of First National Bankshares of Florida, Inc. included in its Form 10 dated December 22, 2003 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Birmingham, Alabama
January 8, 2004